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Ex. (p)(i)

AGILE FUNDS, INC.
CODE OF ETHICS

Adopted: January 9, 2004

Revised: September 28, 2004; November 18, 2004 (effective: January 7, 2005)

        The Board of Directors (the "Board") of Agile Funds, Inc. (the "Company"), including a majority of directors who are not interested persons, within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act"), adopts the following Code of Ethics (the "Code"), on behalf of each Fund of the Company (collectively, the "Funds" and each, a "Fund"), pursuant to Rule 17j-1 of the 1940 Act with respect to the personal investment activities of Fund personnel.

I.     Purpose of the Code of Ethics

        The 1940 Act requires the Board to adopt procedures reasonably designed to prevent certain personnel from engaging in activities that violate the 1940 Act. This Code is based on the principle that you, as an Access Person of the Fund, as defined below, will conduct your personal investment activities in accordance with:

  •
  the duty at all times to place the interests of each of the Funds' shareholders first;

  •
  the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

  •
  the fundamental standard that Company personnel should not take inappropriate advantage of their positions.

        In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's ("SEC")1940 Act Release No. 23958 "Personal Investment Activities of Investment Fund Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Fund Institute (May 9, 1994), the SEC's September 1994 Report on "Personal Investment Activities of Investment Fund Personnel," and the SEC's amendments to Rule 17j-1 of the 1940 Act on July 9, 2004, the Company has determined to adopt this Code of Ethics on behalf of the Funds to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

II.    Legal Requirement

        Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person to:

  •
  employ any device, scheme, or artifice to defraud the Funds;

  •
  make any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Funds;

  •
  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

  •
  engage in any manipulative practice with respect to the Funds' investment portfolio,

each in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Funds.

The Chief Compliance Officer will from time to time determine which of the Company's personnel are Supervised Persons, Access Persons, or Investment Personnel under the 1940 Act, and will periodically inform each Supervised Person, Access Person, and Investment Personnel in writing of his or her status.

III.  Definitions—All definitions shall have the same meaning as explained in Section 2(a) of the Act and are summarized below.

        Access Person:    shall mean:

    A.
    Any Advisory Person of a Fund or of a Fund's investment adviser; and

    B.
    Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered securities by the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of covered securities.

    C.
    For purposes of this Code of Ethics, an "Access Person" generally does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Fund's investment adviser or principal underwriter in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable. However, to the extent the relationship between the applicable codes create discretion or ambiguity regarding the party responsible for making pre-clearance determinations of for maintaining such records, the administrator for the Fund will coordinate with the applicable investment adviser and the applicable principal underwriter to ensure that the appropriate determinations are being made and the appropriate records are being kept.

        All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund.

        Advisory Person:    An Advisory Person of the Fund or the Fund's investment adviser means:

    A.
    Any employee of the Fund or investment adviser (or of any Fund in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

    B.
    Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

        Automatic Investment Plan—shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

        Beneficial Ownership—shall have the same meaning as that set forth in Rule 16a-l(a)(2) of the Securities Exchange Act of 1934.

        Control—shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

        Covered Security—shall have the meaning set forth in Section 2(a)(36) of the Act except that it does not include an exempt security.

        Distributor—means ALPS Distributors, Inc.

        Exempt Security—shall include securities issued by the United States Government, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit or commercial paper, shares of registered open-end investment companies, and high quality short-term debt instruments, including repurchase agreements.

        Exempt Transactions—shall mean:

    A.
    Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

    B.
    Purchases that are part of an automatic dividend reinvestment plan.

    C.
    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

        Initial Public Offering—shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

        Investment Fund—A Fund registered as such under the Investment Fund Act of 1940 and for which the Distributor is the principal distributor.

        Investment Personnel—shall mean:

    A.
    Any employee of the Company or the Company's investment adviser (or of any company in a control relationship to the Company or the Company's investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds.

    B.
    Any natural person who controls the Company or the Company's investment adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Funds.

        Limited Offering—means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

        Security being considered for purchase or sale—when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

        Security held or to be acquired means—(1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment advisor for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security that is held or to be acquired by the Fund.

IV.    Policies of the Fund Regarding Personal Securities Transactions

General

        No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Specific Policies

        No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

  •
  is being considered for purchase or sale by the Funds; or

  •
  is being purchased or sold by the Funds.

Pre-approval of Investments in IPOs and Limited Offerings

        Investment Personnel must obtain approval from the Company or the Funds' investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering ("IPO") or a Limited Offering.

V.     Reporting Procedures

        The Compliance Officer of the Company shall notify each person (annually in January of each year), considered to be an Access Person of the Fund that he/she is subject to the reporting requirements detailed in Sections A., B., and C., below and shall deliver a copy of this Code to such Access Person.

        In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Fund must report to the Fund the following:

  A.
  Initial Holdings Reports.    Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information, which must be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

  •
  The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

  •
  The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

  •
  The date that the report is submitted by the Access Person.

  B.
  Quarterly Transaction Reports.    Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

  •
  The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

    •
    The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

    •
    The price of the Covered Security at which the transaction was effected;

    •
    The name of the broker, dealer or bank with or through whom the transaction was effected; and

    •
    The date that the report is submitted by the Access Person.

  With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

    •
    The name of the broker, dealer or bank with whom the Access Person established the account;

    •
    The date the account was established; and

    •
    The date that the report is submitted by the Access Person.
  C.
  Annual Holdings Reports.    Every Access Person must report on Exhibit C, attached hereto, annually, the following information, which information must be current as of a date no more than 45 days before the report is submitted:

  •
  The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

  •
  The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

  •
  The date that the report is submitted by the Access Person.

  D.
  Exceptions from Reporting Requirements:

  •
  A director of the Fund who is not an interested person of the Fund, and who would be required to make a report required by this Section V solely by reason of being a director of the Fund shall not be required to make:

  i.
  an initial holding report, a quarterly transaction report or an annual holdings report under paragraphs A., B., and C., respectively, above; or

  ii.
  a quarterly transaction report, unless the director knew or should have known that during the 15 day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security or the Fund or it Investment Advisers considered purchasing or selling the security.

  •
  An Access Person shall not be required to make a quarterly transaction report:

  i.
  if that report would duplicate information in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter within 30 days after the end of the calendar quarter, if all the information required in the quarterly transaction report is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter; and

  ii.
  with respect to transactions effected pursuant to an Automatic Investment Plan.

    •
    An Access Person can satisfy the initial or annual holdings report requirement by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by this Section V and the Code.

VI.   Review of Reports

        The Compliance Officer of the Fund shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Fund's senior management:

  •
  any transaction that appears to evidence a possible violation of this Code; and

  •
  apparent violations of the reporting requirements stated herein.

        Senior management shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

VII.   Board Approval

        The Board, including a majority of directors who are not interested persons, shall approve the Code of Ethics of the Fund and each investment adviser and principal underwriter and any material changes thereto.

        The Board shall base its approval of a Code and any material changes to the Code on a determination that the Code contains provisions reasonably designed to prevent Access Persons from engaging in conduct prohibited by the Code, and upon receipt of certification pursuant to Section IX, below. The Board shall approve material changes to a Code no later than six months after the adoption of the material change.

VIII.   Certification

        Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit D.

IX.   Written Reports

        No less frequently than annually, the Board shall consider written reports furnished to it by the Fund, its investment advisers, and principal underwriter that:

  •
  Describes any issues arising under the Code or procedures, including but not limited to, information about material violations of the Code or procedures and sanctions, if any, imposed in response to such material violations; and

  •
  Certifies that the Fund, its investment advisers, or principal underwriter, as applicable, have adopted procedures reasonably designed to prevent Access Persons from violating the Code.

X.    Recordkeeping Requirements

        The Fund shall, at its main place of business, maintain the following records and make them available for reasonable periodic, special, or other examinations, to the Securities and Exchange Commission ("SEC") at any time and from time to time:

  •
  A copy of each Code of Ethics for the Fund that is in effect, or at any time in the past five years was in effect, in a reasonably accessible place;

  •
  A record of any violation of the Code, and any action taken as a result of such violation, in a reasonably accessible place for at least five years after the end of the fiscal year in which the violation occurs;

  •
  A copy of each report made by a Access Person pursuant to Section V, above, including information provided in lieu of the required reports under Section V D., above, for at least five years after the end of the fiscal year in which the report was made, the first two years in a reasonably accessible place;

  •
  A record of all persons, currently or in the past five years, who are or were required to make reports pursuant to Section V, above, or who are or were responsible for reviewing these reports, must be maintained in a reasonably accessible place; and

  •
  A copy of each report made pursuant to Section IX, above for at least five years after the end of the fiscal year in which the report was made, the first two years in a reasonably accessible place.

        In addition, the Fund must maintain:

  •
  A record of any decision, ad the reasons supporting the decision, to approve the purchase by Investment Personnel of securities pursuant to Section IV, above, for the last five years after the end of the fiscal year in which the approval was granted.

EXHIBIT A

TO CODE OF ETHICS

INITIAL HOLDINGS REPORT

To:	Agile Funds, Inc. and ALPS Mutual Funds Services

        At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

EXHIBIT B

TO CODE OF ETHICS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended                        , 200

To:
Agile Funds, Inc. and
ALPS Mutual Funds Services

        1.    Securities Transactions.    During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Fund.

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if Applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*
Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Fund.

        2.    New Brokerage Accounts.    During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

        3.    Other Matters.    This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	, 200	Signature:
Print Name:

EXHIBIT C

TO CODE OF ETHICS

ANNUAL HOLDINGS REPORT

For the following period: January 1, 200    - December 31, 200

To:
Agile Funds, Inc. and
ALPS Mutual Funds Services, Inc.

        As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name

Signature

EXHIBIT D

TO CODE OF ETHICS

ANNUAL CERTIFICATE

        Pursuant to the requirements of the Code of Ethics of Agile Funds, Inc., the undersigned hereby certifies as follows:

          1.     I have read the Trust's Code of Ethics.

          2.     I understand the Code of Ethics and acknowledge that I am subject to it.

          3.     Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name

Signature

QuickLinks

  Ex. (p)(i)
AGILE FUNDS, INC. CODE OF ETHICS
EXHIBIT A TO CODE OF ETHICS INITIAL HOLDINGS REPORT
EXHIBIT B TO CODE OF ETHICS QUARTERLY TRANSACTION REPORT For the Calendar Quarter Ended , 200
EXHIBIT C TO CODE OF ETHICS ANNUAL HOLDINGS REPORT For the following period: January 1, 200 - December 31, 200
EXHIBIT D TO CODE OF ETHICS ANNUAL CERTIFICATE